Postbus 1110                                    1
3000 BC  Rotterdam                              15 December 2000, Rotterdam
Weena 750
3014 DA  Rotterdam
T    +31 10 224 00 00
F    +31 10 414 84 44

Bart Th. Derogee
T    224 03 81
F    224 05 55
bart.derogee@nautadutilh.com




                                                CNH Global N.V.
                                                Global Management Offices
                                                100 South Saunders Road
                                                Lake Forest, Illinois 60054






Ladies and Gentlemen,

         We have acted as counsel for CNH Global N.V., a corporation organized under the laws of the Kingdom of the Netherlands (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the U.S. Securities and Exchange Commission (the "Commission") to effect registration of 29,000,000 Common Shares of the Company (the "Shares") pursuant to the Securities Act of 1933, as amended (the "Securities Act") to be issued from time to time pursuant to (i) CNH Global N.V. Equity Incentive Plan and (ii) CNH Global N.V. Outside Directors' Compensation Plan (each a "Plan").

         For the purposes of this opinion, we have examined the Registration Statement and such documents and other records of the Company, and certificates of public officials and officers of the Company as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. In this examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us in copies.

         The opinion expressed below is limited to the laws of The Netherlands and we do not express any opinion concerning any other law.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action and, when (a) issued and delivered in accordance with the terms of the relevant Plan and (b) paid for in full in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable.

                                                2
                                                15 December 2000


         We consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,

/s/ Bart Th. Derogee

Bart Th. Derogee